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                                                             EXHIBIT 99.8


                             PEPSIAMERICAS, INC.
   3800 DAIN RAUSCHER PLAZA, 60 SOUTH SIXTH STREET, MINNEAPOLIS, MN 55402

                                    PROXY

         This Proxy Is Solicited on Behalf of the Board of Directors
                          of PepsiAmericas, Inc.

     The undersigned hereby appoints Robert C. Pohlad and John F. Bierbaum as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote all of the shares of common stock of PepsiAmericas, Inc. entitled to be voted by the undersigned as of October 25, 2000, as directed below and, in his discretion, on all other matters which may properly come before the special meeting of shareholders to be held in the Neptune and Saturn Rooms of the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, 55402 (located on the 50th Floor of the IDS Center) on November 30, 2000, at 9:00 a.m. local time, and at any adjournment or postponement of the special meeting as if the undersigned were present and voting at the special meeting.

     Whether or not you expect to attend the special meeting, you are urged to execute and return this proxy, which you may revoke at any time prior to its use.

     IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED FOR ALL ITEMS.

                                                   PEPSIAMERICAS, INC.
                                                   3800 Dain Rauscher Plaza
                                                   60 South Sixth Street
                                                   Minneapolis, Minnesota 55402

(Continued and to be dated and signed on the reverse side.)

                         FOLD AND DETACH HERE

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Please mark your votes as in this example. Vote must be indicated as above using black or blue ink.


1. Adoption of the Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, a Delaware corporation, Anchor Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Whitman, and PepsiAmericas, Inc., a Delaware corporation.

For   / /     Against   / /     Abstain   / /

Change of Address or Comments Mark Here   / /

Please date and sign this proxy exactly as your name appears to the left of the proxy and return it promptly in the postage-paid return envelope. When shares are held by joint tenants, both should sign. If a corporation, please sign the full corporate name by any authorized officer. If a partnership, please sign the partnership name by an authorized person.

Dated __________________, 2000

______________________________
           Signature

                        FOLD AND DETACH HERE

                    PLEASE SIGN, DATE AND RETURN
                       THIS PROXY CARD IN THE
                      ENCLOSED WHITE ENVELOPE.